EXHIBIT 3

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital within the past sixty days prior to 8/12/25, the date of the event which required filing of this Schedule 13D/A.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
6/17/2025	Buy	200	54.32
6/18/2025	Buy	9,874	54.43
6/20/2025	Buy	100	53.95
6/23/2025	Buy	1,118	54.40
6/24/2025	Buy	9,769	55.16
6/25/2025	Buy	12,199	55.33
6/26/2025	Buy	30,388	55.30
6/27/2025	Buy	10,413	55.83
6/30/2025	Buy	1,200	56.02
7/1/2025	Buy	2,490	56.19
7/3/2025	Buy	283	56.55
7/7/2025	Buy	16,231	56.46
7/8/2025	Buy	9,344	56.58
7/9/2025	Buy	2,010	56.67
7/10/2025	Buy	6,955	56.82
7/11/2025	Buy	3,021	56.91
7/14/2025	Buy	11,263	56.90
7/15/2025	Buy	3,159	56.98
7/16/2025	Buy	5,031	56.76
7/17/2025	Buy	7,915	56.95
7/18/2025	Buy	9,656	57.18
7/21/2025	Buy	1,561	57.29
7/22/2025	Buy	7,178	57.30
7/23/2025	Buy	7,018	57.65
7/24/2025	Buy	15,911	58.00
7/31/2025	Buy	7,358	57.30
8/1/2025	Buy	5,194	56.69
8/4/2025	Buy	3,311	57.12
8/5/2025	Buy	1,799	57.45
8/6/2025	Buy	807	57.59
8/7/2025	Buy	1,610	58.18
8/8/2025	Buy	5,623	58.21
8/11/2025	Buy	370	58.18
8/12/2025	Buy	1,887	58.66